UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 1, 2009
K-V Pharmaceutical Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9601	43-0618919
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Corporate Woods Drive
Bridgeton, MO	63044
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (314) 645-6600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
          K-V Pharmaceutical Company (the “Company”) hereby files this Amendment No. 1 to its Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 10, 2009 (the “Original Form 8-K”).
Item 1.01. Entry Into a Material Definitive Agreement.
          As previously disclosed in the Original Form 8-K, on June 9, 2009, the Company entered into a Settlement Agreement with Purdue Pharma L.P., The P.F. Laboratories, Inc. and Purdue Pharmaceuticals L.P. (collectively, “Purdue”). In connection therewith, the Company and Purdue also entered into a Distribution and Supply Agreement, dated June 9, 2009 (the “Distribution Agreement”). Pursuant to the Distribution Agreement, the Company or Purdue may elect for such Distribution Agreement to become effective within a period of time specified therein, so long as certain other events have not yet occurred, as more fully described in the Distribution Agreement.
          On September 1, 2009, the Company elected for the Distribution Agreement to become effective as of September 1, 2009.
          The foregoing description of the Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the Distribution Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
     Attached as an exhibit to this form is the document listed below:

Exhibit No.	Description

10.1	Distribution and Supply Agreement, dated as of June 9, 2009, between Purdue Pharma L.P. and K-V Pharmaceutical Company (incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on June 10, 2009).*

*	Certain confidential information contained in this exhibit has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
K-V Pharmaceutical Company

By:	/s/ David A. Van Vliet

David A. Van Vliet
Interim President and Interim Chief Executive Officer
Date: September 4, 2009

Exhibit Index

Exhibit No.	Description

10.1	Distribution and Supply Agreement, dated as of June 9, 2009, between Purdue Pharma L.P. and K-V Pharmaceutical Company (incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on June 10, 2009).*

*	Certain confidential information contained in this exhibit has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.